                                                                    EXHIBIT 23.8

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Clear Channel Communications, Inc. of our report dated November 3, 1997 relating to the financial statements of Paxson Radio (a division of Paxson Communications Corporation) included in Clear Channel Communications, Inc.'s Current Report on Form 8-K dated December 22, 1997, as amended by Form 8-K/A filed on February 23, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



--------------------------------
PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 4, 1999